UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2023

AppLovin Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-40325	45-3264542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1100 Page Mill Road
Palo Alto, California 94304
(Address of principal executive offices, including zip code)
(800) 839-9646
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00003 per share	APP	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

On June 12, 2023, AppLovin Corporation (“AppLovin” or “Company”) entered into Amendment No. 8 (“Amendment No. 8”) to that certain Credit Agreement, dated as of August 15, 2018, by and among AppLovin, as borrower, Bank of America, N.A., as administrative agent and collateral agent, and the other parties thereto, as amended by Amendment No. 1 to the Credit Agreement, dated as of April 23, 2019, Amendment No. 2 to the Credit Agreement, dated as of April 27, 2020, Amendment No. 3 to the Credit Agreement, dated as of May 6, 2020, Amendment No. 4 to the Credit Agreement, dated as of October 27, 2020, Amendment No. 5 to the Credit Agreement, dated as of February 12, 2021, Amendment No. 6 to the Credit Agreement, dated as of October 25, 2021, and Amendment No. 7 to the Credit Agreement, dated January 3, 2023, (the “Credit Agreement”; the Credit Agreement as amended by Amendment No. 8, dated June 12, 2023, the “Amended Credit Agreement”).

Pursuant to Amendment No. 8, the parties to the Amended Credit Agreement (i) extended the maturity date with respect to the Revolving Credit Commitments under (and as defined in) the Amended Credit Agreement to the earlier of (x) 91 days prior to the final maturity of any term loan under the credit facility (unless all term loans with a maturity date earlier than October 25, 2028 have been repaid in full prior to such date) and (y) June 12, 2028, (ii) increased the Revolving Credit Commitments by $10.0 million to an aggregate of $610.0 million and (iii) made certain other modifications to the terms with respect thereto.

The foregoing description is qualified in its entirety by reference to the terms of Amendment No. 8 (including the Amended Credit Agreement attached thereto). A copy of Amendment No. 8 is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 is incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders
On June 7, 2023, AppLovin held its annual meeting of stockholders (the “Meeting”). The stockholders of the Company voted on the following four proposals at the Meeting, each of which is more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 25, 2023:

1.	To elect eight directors to serve until the 2024 annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2023;

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers; and

4.	To recommend, on an advisory basis, the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers.

1. Election of Directors

Nominee	For	Withhold	Broker Non-Votes
Adam Foroughi	1,610,994,754	12,123,604	38,487,371
Herald Chen	1,606,502,375	16,615,983	38,487,371
Craig Billings	1,619,030,907	4,087,451	38,487,371
Margaret Georgiadis	1,590,502,338	32,616,020	38,487,371
Alyssa Harvey Dawson	1.622,291,944	826,414	38,487,371
Edward Oberwager	1,586,116,294	37,002,064	38,487,371
Asha Sharma	1,620,867,564	2,250,794	38,487,371
Eduardo Vivas	1,590,632,479	32,485,879	38,487,371
Based on the votes set forth above, each director nominee was duly elected to serve until the 2024 annual meeting of stockholders and until his or her successor is duly elected and qualified.
2. Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain
1,657,536,845	4,030,631	38,253
Based on the votes set forth above, the stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

3. Advisory Vote on Compensation of Named Executive Officers

For	Against	Abstain	Broker Non-Votes
1,618,187,631	4,844,012	86,715	38,487,371
Based on the votes set forth above, the stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

4. Advisory Vote on Frequency of Future Stockholder Advisory Votes on Compensation of Named Executive Officers

Every 1 Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Votes
71,023,746	97,876	1,551,969,185	27,551	38,487,371

Based on the votes set forth above, the stockholders advised that they were in favor of every three years as the frequency of holding a non-binding advisory vote on named executive officer compensation. Based on the results of the vote, and consistent with the recommendation of the Company’s Board of Directors (the “Board”), the Board has determined to hold a non-binding advisory vote regarding named executive officer compensation every three years until the next required non-binding advisory vote on the frequency of holding future votes regarding named executive officer compensation.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Exhibit Description
10.1
Amendment No. 8 to Credit Agreement, by and between the registrant, the lenders from time to time thereto, Bank of America, N.A., as administrative agent and collateral agent, and the other parties thereto, dated June 12, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLOVIN CORPORATION

Date: June 12, 2023	/s/ Herald Chen
Herald Chen
Chief Financial Officer